THIS MINERAL PROPERTY ACQUISITION AGREEMENT is dated and made for reference effective the ___ day of July, 2012

BETWEEN:

MINESADCO S.A., an Ecuadorian company having an office at the city of Machala, at 9 de octubre y Rocafuerte, esquina.

(the “Vendor”)

AND:

ADAMA TECHNOLOGIES , INC., a Delaware company having an office at ______________________

(the “Purchaser”)

WHEREAS:

The Vendor is the registered beneficial owner of an undivided one hundred percent (100%) interest in and to those certain mineral interests which are more particularly described in A attached hereto (the “Property”); and

The Vendor wishes to sell to the Purchaser the exclusive one hundred percent (100%) interest to exploit and commercialize the Property for 20 years, and the Purchaser wishes to acquire the same on the terms and subject to the conditions as are more particularly set forth herein.

NOW THEREFORE this Agreement witnesseth that in consideration of the premises and covenants and agreements of the parties hereinafter set forth, the parties do covenant and agree with one another as follows:

Numbers are changed by capital letters: A, B.

A. The Vendor hereby sells to the Purchaser a one hundred percent (100%) undivided interest to explore, develop, exploit, extract minerals and mine the Property, free and clear of all claims, taxes, liens or encumbrances on the terms and conditions set out herein.

B. The consideration payable by the Purchaser to the Vendor pursuant to this Agreement shall be Hundred And Twenty million (120,000,000) common shares in the capital of the Purchaser, that represent 40% out of the Purchaser outstanding shares,to the Vendor (the “Consideration Shares”) on the Closing Date (defined below).

C. On the Closing Date, the Vendor will file this Agreement on the legal title to the Property with all Ecuador mining and other applicable authorities and the Purchaser will deliver the Consideration Shares as set out in paragraphs 2 above.

The Consideration Shares will be issued pursuant to an exemption from the registration requirements set out in the applicable securities legislation and will contain legends which restrict the resale of such Consideration Shares. In addition, the Vendor may become an affiliate or insider of the Purchaser or its assigns and if so may be subject to additional conditions on resale.

D. The Vendor is knowledgeable of, or has been independently advised as to, the applicable securities laws, regulations, rules, forms, orders, rulings, notices, policies and written interpretations (“Applicable Laws”) of the securities regulators having application in the jurisdiction in which the Vendor is resident (the “International Jurisdiction”) which would apply to the Vendor’s acquisition of the Consideration Shares.

E. The Vendor is purchasing the Consideration Shares pursuant to exemptions from prospectus or equivalent requirements under Applicable Laws or, if such is not applicable, the Vendor is permitted to purchase the Consideration Shares under the Applicable Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions; the Applicable Laws of the authorities in the International Jurisdiction do not require the Purchaser to make any filings or seek any approvals from any securities regulator in the International Jurisdiction in connection with the issue and sale or resale of the Consideration Shares.

F. On or before the date of execution of this Agreement, Vendor will deliver to the Purchaser all samples, core samples, copies of all data, reports or other information regarding the Property to the Purchaser which has not been previously delivered to the Purchaser.

G. The Vendor warrants and represents to the Purchaser that:

1. to the best of its knowledge and belief after reasonable enquiry, the mining claims on the Property have been properly located, recorded and (where applicable) staked pursuant to the applicable laws and regulations of Ecuador and are in good standing;

2. it holds all permits, licenses, consents and authorities issued by any governmental or government authority, which are necessary in connection with the ownership of the Property;

3. all fees, taxes, assessments, rentals, levies or other payments required to be made relating to the Property have been made;

4. other than this Agreement, there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or any interest therein;

5. there is no adverse claim or challenge against or to the ownership of or title to any part of the Property, and no party has any right, title, claim or other interest in the Property;

6. all property rights or interests of the Vendor in the Property are legally and beneficially owned or held by the Vendor, are in good standing, are valid and enforceable, are free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any part of the Property;

7. there are no actions, claims, investigations, suits, proceedings or inquiries (judicial or otherwise) pending or, to the best of its knowledge, threatened against or relating to the Vendor or the Property before or by any governmental or regulatory agency or board, which may, in any way, have a materially adverse effect on the Vendor’s ability to perform its obligations hereunder;

8. the Property does not, to the best of the Vendor’s knowledge, contain any hazardous or toxic material, pollution or other adverse environmental conditions that may give rise to any environmental liability under any applicable environmental laws, regulations, rules or by-laws, and the Vendor have not received, nor is it aware of any pending or threatened, notice of non-compliance with any environmental laws, regulations, rules or by-laws;

9. the Vendor has not received from any governmental or regulatory agency or board, any notice of or communication relating to any actual or alleged environmental claims, and there are no outstanding work orders or actions required to be taken relating to environmental or other matters respecting the Property or any operations carried out on the Property; and

10. the Vendor has provided to Purchaser all data, maps, interpretive data, samples and other materials relevant to the Property for evaluation and in the possession or control of the Vendor, and prior to the Closing Date will transfer to Purchaser the said materials and information to be held in Purchaser’s possession until this Agreement is terminated.

In addition, if in the period 18 first months from the closing date the following millstones will be completed, the offerees will be entitled for additional shares:

a. Producing an average amount of gold of 24 kilos per month, For a period of three months prior to this date. The issued shares plus the additional shares which will be issued to the offerees according to this section will represent 49% of the shell's fully diluted capital at the closing date.

b. Producing an average amount of gold of 30 kilos per month, For a period of three months prior to this date. The issued shares plus the additional shares which been issued to the offerees according to section 6(a) above plus the additional shares which will be given to the oferees according to this section will represent 52% of the shell's fully diluted capital at the closing date.

c. . Producing an average amount of gold of 36 kilos per month, For a period of three months prior to this date. The issued shares plus the additional shares which been issued to the offerees according to sections 6(a) and 6(b) above plus the additional shares which will be issued to the offerees according to this section, will represent 55% of the shell's fully diluted capital at the closing date.

H. Closing of the transactions contemplated in this Agreement will take place at the offices of the Vendor 3 Business Days after delivery of notice by the Purchaser or its permitted assignees of its intention to close.

Should the Closing Date not occur by June 11th, 2012, either party may terminate this Agreement by notice and upon such termination, neither party will have further obligations to the other.

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Las Vegas, Nevada.

I. From the Closing Date, the Vendor shall remain as the administrator of the property, and during the development of the project, and Vendor (added) agrees to assist the Purchaser to the extent reasonably possible and for no additional fees to the Purchaser to arrange for the exploration, development and mining of the Property for the benefit of the Purchaser. In particular, the Vendor will use its best efforts to arrange for governmental exploitation permits and for mining contractors and equipment to commence mining operations as soon as possible.

The Purchaser will pay the pre-approved expenses of the Vendor required to carry out its obligations under this clause.

J. The Vendor acknowledges that the Purchaser is a public company whose common stock is listed for trading on the OTC Bulletin Board in the United States. As such, on Closing the Purchaser may disclose the existence, purpose, scope, contents, terms or conditions of the contract hereto, or other agreements related, unless said disclosure comprehends information already available to the public, or otherwise necessary to comply with a legal obligation or if required by a relevant government officer or entity created by law, and as far as possible, to give a copy of the information to release to the other party. The other party commits to do their best reasonable effort to include the comments of such other party previous to its disclosure.

The Vendor agrees to fully cooperate with the Purchaser in compiling this information and will provide in a timely way prior to Closing such information as is requested by the Purchaser and its attorneys for compliance with securities regulation. The Vendor also agrees not to disclose information about the property without a prior consent of Buyer.

K. On the date which is 20 years and a day after the Closing Date (the “Transfer Date”), the right of the Purchaser to the Property and all minerals and products from the Property shall cease, unless otherwise extended by mutual consent.

L. From the Closing Date until the Transfer Date the directors and officers of the Purchaser and its servants, agents, independent contracts and assigns shall have the sole right in respect of the Property to:

(a) enter the property in order to verify its current conditions

(a) Coordinate with Vendor to do such prospecting, exploration, development, extraction, drilling, digging and/or other mining work thereon and thereunder as the Purchaser in its sole discretion may determine advisable;

(b) Coordinate with Vendor to bring upon and erect upon the Property buildings, plant, machinery and equipment as the Purchaser may deem advisable; and

(c) Coordinate the sale of any mineral ore minerals and metals, rocks and earth for the purposes of obtaining assays or making other tests and for commercial sale, or for any other purpose as determined in the sole discretion and for the sole benefit of the Parties

(b) From the Closing Date to the Transfer Date any and all revenues generated from or upon the Property or under or above the Property from any source whatsoever shall be used in the development of the mining operations

(d) Until the Transfer Date, the Purchaser shall, in regard to the Property:

a. maintain in good standing those licenses, mining claims, concessions or other interests comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof and the performance of all other actions which may be necessary in that regard and in order to keep such mining claims, concessions or other interests free and clear of all liens and other charges arising from the Purchaser’s activities thereon except those at the time contested in good faith by the Purchaser;

b. permit the parties to this Agreement, at their own expense, reasonable and timely access to the results of the work done on the Property;

c. keep the Property free and clear of all liens, charges and encumbrances of every character arising from its operation hereunder (except for liens for taxes not then due, other inchoate liens and liens contested in good faith by the Purchaser) , and proceed with all reasonable diligence to contest or discharge any lien that is filed;

d. pay, when due and payable, all wages or salaries for services rendered in connection with the Property and all accounts for materials supplied on or in respect of any work or operation performed on the Property by the Purchaser;

e. obtain and maintain, and cause any contractor or subcontractor to obtain and maintain:

1. adequate comprehensive general liability insurance during any period in which active work is carried out on the Property; and

2. insurance, covering all persons working on the Property, in compliance with applicable laws and regulations in Ecuador pertaining to workers compensation and occupational disease and disabilities as are now in force or may be hereafter amended or enacted;

3. do or cause to be done all work on any and all Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any applicable governmental authority; and

(f) upon the Transfer Date, deliver to the Vendor a report, including up-to-date maps, if any, describing in general terms the status of the Property, in a manner sufficient such that the Vendor may continue the mining of the Property in the manner it had been mined immediately prior to the Transfer Date.

(e) Will sign an equity line of at least $5,000,000 with a known fund that will provide all the vendor needs for the production targets as mentioned in paragraph 7.

(f) Prior to the Transfer Date, any part of the Property may be allowed to lapse, expire or otherwise be excluded from those lands comprising the Property (the “Abandoned Area”). Prior to such abandonment, Purchaser must provide written notice of abandonment to the Vendor. The Abandoned Area must be in good standing under the Ecuador rules for mineral tenure for at least three months after the date the notice of abandonment is delivered to the Vendor. Any Abandoned Area will no longer be the responsibility of the Purchaser and the Purchaser will have no further exploitation rights to such Abandoned Area.

(g) Purchaser may, at any time prior to the Transfer Date, terminate this Agreement in its entirety on thirty (30) days written notice to the Vendor and except for the obligations set out in this Section and except for any liability for breach of any obligation incurred prior to such termination, shall thereafter have no liability to the Vendor as a result of such termination.

(h) Upon termination pursuant to this Section, Purchaser shall have no legal or beneficial interests in or to the Property.

(i) Purchaser agrees to indemnify and save the Vendor harmless from and against any loss, costs or damages for damage to person or property and for environmental liability suffered or incurred by the Vendor arising directly or indirectly from any operations or activities conducted on the Property by or on behalf of the Purchaser. This indemnity shall survive any termination of this Agreement.

(j) Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, Purchaser will:

1. provide the Vendor with copies of all data and information related to the Property that was not provided to the Vendor prior to the termination of this Agreement, together with, if applicable, a final report on all work carried out by Purchaser together with all drill cores and unprocessed assay samples;

2. have the right and obligation to remove from the Property within 180 days upon the effective date of such termination all equipment erected, installed or brought upon the Property by or at the instance of Purchaser, , provided that said equipment is not part of the operations of the property, which in this case, shall not be removed.

3. perform all reclamation work on the Property required under applicable mining, exploration and environmental laws in Ecuador, as a result of exploration or operations carried out by or on behalf of Purchaser; and

4. leave the mining claims and any other mineral tenures comprising the Property free and clear of encumbrances and in good standing under the rules for mineral tenure in Ecuador for at least three months after the date of termination.

There are no representations, warranties, collateral agreements, or conditions except as herein specified.

A. This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

B. The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

C. Any notice required or permitted to be given to any of the parties to this Agreement will be in writing and may be given by prepaid registered post, telecopier, or personal delivery to the address of such party first above stated or such other address as any party may specify by notice in writing to the other parties, and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if telecopied, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

D. This Agreement will be governed by and construed in accordance with the laws of Nevada, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of Nevada in any proceeding hereunder.

L. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

M. If any part of this Agreement is held invalid, illegal or unenforceable by a court of law, then this Agreement shall be read as if such invalid, illegal or unenforceable provision were removed.

N. Time is of the essence of this Agreement.

O. Words and phrases used herein that have acquired special meanings in the mining industry will be read and construed in accordance with the special meanings attaching to those words, unless the context otherwise requires.

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States. All payments to be made to any party hereunder will be made by certified cheque, bank draft or wire transfer.

Delivery of an executed copy of this Agreement by telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

Each party to this Agreement will be responsible for all of its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and all documents and instruments relating hereto and the consummation of the transactions contemplated hereby, with the exception of the expenses of preparing a 43-101 technical report on the Property and any title opinion on the Property and the reasonable legal expenses of the Vendor in respect of the preparation of this Agreement which shall be paid by the Purchaser.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

MINESADCO S.A.
Per:
Authorized Signatory

ADAMA TECHNOLOGIES , INC.
Per:
Authorized Signatory

ANNEX A

PROPERTY DESCRIPTION

PROJECT MINESADCO S.A.

PORTOVELO-EL ORO PROVINCE, ECUADOR

CASA NEGRA and ORMOVIRO concessions are located in the center of Canton Portovelo, El Oro Province at the South of Ecuador. It is located in latitude 03 36 30” south, and longitude 79 40” West. Covering an area of 37 acres.